                                                                   EXHIBIT 10.30

                      THIRD AMENDMENT TO SUBLEASE AGREEMENT

     THIS THIRD AMENDMENT TO SUBLEASE AGREEMENT ("AGREEMENT"), dated for reference purposes December 22, 2005, is made by and between F5 Networks, Inc., a Washington corporation ("SUBLANDLORD"), and Cell Therapeutics, Inc., a Washington corporation ("SUBTENANT"). The capitalized terms in this Agreement shall have the meaning given to those same terms in the Sublease, unless a different meaning has been provided herein.

                                    RECITALS

     A. Sublandlord and Subtenant have entered into a certain Sublease Agreement dated March 30, 2001, as thereafter modified and supplemented by a First Amendment to Sublease Agreement dated April 13, 2001, a Second Amendment to Sublease Agreement dated March 6, 2002, a Letter Agreement Regarding Generator Use dated March 4, 2004, and a Closed Circuit TV Agreement entered into effective as of January 12, 2005, and amended effective as of April 29, 2005 (collectively, the "SUBLEASE").

     B. The parties now desire to remove certain space from the Subleased Premises and return the same to the Sublandlord, and to otherwise modify the Sublease to reflect this contraction of the Subleased Premises, only as expressly provided for herein.

     NOW, THEREFORE, for good and valuable consideration, the parties hereby amend the Sublease as follows:

1.   Subleased Premises.

          a. Effective January 16, 2006, there shall be removed from the Subleased Premises approximately 33,127 rentable square feet of space, consisting of 28,854 rentable square feet described as Area No. 2A and Area No. 2B in the Sublease, comprising the entire second floor of the Building, together with approximately 4,273 rentable square feet on the first floor of the Building located in Area 1A, the first floor space being depicted on Exhibit A hereto (collectively, the "DELETED SPACE"). After removal of the Deleted Space, the Subleased Premises shall be deemed to consist of 76,984 rentable square feet. The Deleted Space shall be delivered by Subtenant to Sublandlord no later than January 16, 2006, in a broom-clean, but otherwise "AS-IS," condition. Subtenant shall remove all furniture, office equipment and any other personal property, including all security cameras (subject to obtaining Master Landlord's consent to such removal), currently located within the Deleted Space. Sublandlord shall have the right to use, in common with others entitled thereto, Common Areas in the Building associated with or convenient for use of the Deleted Space.

          b. Within the second floor space of the Deleted Space, Subtenant shall be permitted to place its wiring and cabling within those electrical closets, wiring closets and cabling rooms depicted on Exhibit B hereto in locations and quantities as reasonably determined by Sublandlord. Further, Sublandlord shall permit Subtenant access to the said closets/rooms to maintain, repair and inspect its wiring and cabling at reasonable times as requested by Subtenant upon reasonable notice to Sublandlord.

          c. Sublandlord reserves the right to use cooperatively with Subtenant on a non-exclusive basis the Building loading dock for both shipping and receiving, as well as reasonable access through the Subleased Premises (the location to be reasonably determined by Subtenant) sufficient to transport office and construction equipment between the loading dock and the Building elevators.

          d. Sublandlord reserves (i) the right of access in all stairways and elevators between those portions of the Building not within the Subleased Premises and the Building rooftop, (ii) the right to install and maintain additional mechanical equipment on the Building rooftop reasonably necessary to serve those portions of the Building not within the Subleased Premises, (iii) the right to use existing mechanical and electrical risers, shafts, sleeves and penetrations between Sublandlord's spaces within the Building and the Building rooftop, which right shall be shared with Subtenant.

          e. Section 1 of the Sublease is hereby amended to reflect these changes contained in (a) - (c) above herein.

2. Base Rent. Section 3.1 of the Sublease is hereby amended to provide that, commencing April 1, 2006, annualized Base Rent for the Subleased Premises less the Deleted Space shall be as follows:

              PERIOD                ANNUALIZED BASE RENT (PER RSF)
              ------                ------------------------------
April 1, 2006 - December 31, 2006               $35.38
January 1, 2007 - March 31, 2007                $36.81
April 1, 2007 - December 31, 2007               $36.38
January 1, 2008 - March 31, 2008                $37.81
April 1, 2008 - December 31, 2008               $37.38
January 1, 2009 - March 31, 2009                $38.81
April 1, 2009 - December 31, 2009               $38.38
January 1, 2010 - March 31, 2010                $39.81
April 1, 2010 - December 31, 2010               $39.38
January 1, 2011 - March 31, 2011                $40.81
April 1, 2011 - December 31, 2011               $40.38
January 1, 2012 - March 31, 2012                $41.81
April 1, 2012 - July 31, 2012                   $41.38

3. Operating Expenses. As a result of the deletion of the Deleted Space from the Subleased Premises, as provided for in Section 1 above herein, Subtenant's proportionate share of all Expenses, as defined in Section 4(c) of the Master Lease, shall be proportionately reduced commencing April 1, 2006. For purposes of calculating Subtenant's proportionate share of Expenses, the Subleased Premises shall be deemed to be 76,984 rentable square feet. Subtenant's proportionate share of Expenses separately allocated to the Building shall be 69.91% (calculated by dividing the agreed area of the remaining Subleased Premises, namely 76,984 rentable square feet, by the total area of the Building, which is deemed to be 110,111 rentable square feet). Section 3.2 of the Sublease is hereby amended to reflect these changes.

4. Parking. Subtenant's entitlement to parking rights shall be proportionately reduced to reflect the Subleased Premises as revised by Section 1 of this Agreement. Because the Subleased Premises is reduced by 33,127 rentable square feet, Subtenant's parking rights shall be reduced by 63 stalls.
     Section 6 of the Sublease is hereby amended to reflect these changes.

5. Generator. Sublandlord shall at all times retain the right to replace the Generator so long as the replacement Generator is of sufficient capacity to continue to provide the power to Subtenant specified in the Sublease, and more particularly in the Letter Agreement dated March 4, 2004.

6. Brokers. Sublandlord has been represented by Washington Partners, Inc. in this transaction and Subtenant has been represented by C.B. Richard Ellis, Inc. Each party shall be separately responsible to its broker pursuant to separate agreements and shall indemnify and hold the other party harmless from any cost, expense or liability (including costs of suit and reasonable attorneys' fees) for any compensation, commission or fees claimed by any real estate broker or agent other than their respective brokers (identified above) in connection with this Agreement or its negotiation by reason of any act of the indemnifying party.

7. Notices. Subtenant's address for notice purposes, and Section 16 of the Sublease, hereby amended as follows:

          Cell Therapeutics, Inc.
          501 Elliott Avenue, Suite 400
          Seattle, WA 98199
          Attention: Dr. James Bianco

          cc: Legal Affairs

8. Conditions Precedent. This Agreement is conditioned upon Master Landlord consenting to this Agreement pursuant to the Landlord's Consent to Subleasing attached to this Agreement as Exhibit C (the "MASTER LANDLORD CONSENT"). If Master Landlord has not so consented to this Agreement within thirty (30) days after this Agreement has been signed by Sublandlord and Subtenant, then either party may terminate this Agreement by delivering written notice of termination to the other party.

9. Miscellaneous. In the event of any conflict between the terms of this Agreement and the Sublease, this Agreement shall control. The parties hereby ratify and confirm their obligations under the Sublease as amended by this Agreement. This Agreement, the Sublease and all exhibits attached to the Sublease and this Agreement, and the Master Lease, constitute the entire agreement between Sublandlord and Subtenant with respect to the Subleased Premises, and may not be amended or altered except by written agreement


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     executed by both parties. This Agreement may be executed in one or more counterparts; each signed counterpart shall be deemed an original and all counterparts together shall constitute a single, integrated agreement. Facsimile transmission of any signed original document, and retransmission of any signed facsimile transmission, shall be the same as delivery of an original. At the request of either party, the parties will confirm facsimile-transmitted signatures by signing an original document.

     IN WITNESS WHEREOF the parties hereto hereby execute this Third Amendment to Sublease Agreement as of the day and year first above written.

SUBLANDLORD                             SUBTENANT

F5 NETWORKS, INC.,                      CELL THERAPEUTICS, INC.,
a Washington corporation                a Washington corporation


By:                                     By:
    ---------------------------------       ------------------------------------
Printed Name:                           Printed Name:
              -----------------------                 --------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------


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STATE OF WASHINGTON )
                    ) ss.
COUNTY OF KING      )

     I certify that I know or have satisfactory evidence that _____________________ is the person who appeared before me, and said person acknowledged that s/he signed this instrument, and on oath stated that s/he was authorized to execute the instrument and acknowledged it as the ________________________ of F5 NETWORKS, INC., to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

     DATED: December ______, 2005


                                        ----------------------------------------
                                        (Signature)

                                        ----------------------------------------
                                        (Please print name legibly)

                                        NOTARY PUBLIC in and for the State of
                                        Washington, residing at _______________.
                                        My commission expires: ________________.

STATE OF WASHINGTON )
                    ) ss.
COUNTY OF KING      )

     I certify that I know or have satisfactory evidence that _____________________ is the person who appeared before me, and said person acknowledged that s/he signed this instrument, and on oath stated that s/he was authorized to execute the instrument and acknowledged it as the ______________________________ of CELL THERAPEUTICS, INC., to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

     DATED: December _____, 2005


                                        ----------------------------------------
                                        (Signature)

                                        ----------------------------------------
                                        (Please print name legibly)

                                        NOTARY PUBLIC in and for the State of
                                        Washington, residing at _______________.
                                        My commission expires: ________________.


                                        6

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                                    EXHIBIT A

                            Deleted First Floor Space

                                  (FLOOR PLAN)

                                    EXHIBIT B

                      Electrical Closets and Cabling Rooms

                                  (FLOOR PLAN)

                                    EXHIBIT C

                      Master Landlord Consent to Subleasing

To be attached.